CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Empire Banc Corporation on Form S-8 (Registration Statement Nos. 33-58578, 333-36747, 333-63759), of our report dated January 21, 1999 on the consolidated financial statements of Empire Banc Corporation, as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in the 1998 Annual Report on Form 10-K of Empire Banc Corporation.





                                        /s/ Crowe, Chizek and Company LLP
                                       ----------------------------------
                                       Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 25, 1999
